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Exhibit 21.1

Subsidiaries of JP Energy Partners LP

Entity	Jurisdiction of Formation
Alliant Arizona Propane, LLC	DE
Alliant Gas, LLC	TX
Falco STX, LLC	DE
Falco Energy Transportation, LLC	DE
JP Energy ATT, LLC	DE
JP Energy Caddo, LLC	DE
JP Energy Crude Oil Services, LLC	DE
JP Energy Refined Products, LLC	DE
JP Energy Storage, LLC	OK
Pinnacle Propane, LLC	TX
Pinnacle Propane Express, LLC	DE

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  Exhibit 21.1
Subsidiaries of JP Energy Partners LP